UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2008 (December 18, 2008)
GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 23, 2008, Gaylord National, LLC (“Gaylord National”), a wholly owned subsidiary of Gaylord Entertainment Company (the “Company”), entered into Amendment Number 33 (the “Final Settlement Agreement”), effective as of November 26, 2008, to the Agreement (as amended, the “Agreement”) between Gaylord National and Perini/Tompkins Joint Venture (“PTJV”), dated as of May 9, 2005, relating to the construction of the Gaylord National Resort & Convention Center. The Final Settlement Agreement, which also serves as the final amendment to the Agreement, establishes the final contract amount of $845 million. The final contract amount is within the amount the Company had accrued for capital expenditures in its consolidated balance sheet as of the end of the third quarter and the settlement will entail a final cash payment of approximately $40 million to PTJV prior to the end of the year. The settlement agreement compromises and resolves all claims between the Company and PTJV and will enable them to avoid further litigation. The parties intend to continue working together to close out the project and determine the proper amounts that may be due subcontractors and vendors. The existing litigation between the parties will be dismissed and PTJV has agreed to fully indemnify (except for certain limitations arising out of any allegation of independent tortious conduct on the part of the Company) the Company from all subcontractor actions in connection with the project.
     The foregoing description of the material terms of the Agreement and the Final Settlement Agreement is qualified in its entirety by reference to the full text of the Agreement and the Final Settlement Agreement which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     In early November 2008, Colin Reed, the Chairman and Chief Executive Officer of the Company, began discussions with the Company regarding his desire to increase his personal investment in the Company’s common stock given Mr. Reed’s belief that, at then current trading prices, the Company’s common stock was substantially undervalued. Specifically, Mr. Reed expressed his desire that he be allowed to choose an investment in the Company’s common stock as an investment alternative for the SERP benefit established pursuant to his employment agreement (Mr. Reed currently has the right to designate a mutual fund as the investment alternative for his SERP benefit). At a regularly scheduled meeting of the Human Resources Committee of the Board of Directors on November 13, 2008, the Committee discussed Mr. Reed’s request and the extent which the Committee might be willing to accommodate such request given the Company’s goals of limiting dilution and mitigating any impact on the Company’s results of operations as a result of changes in value in the common stock. At the conclusion of this discussion, the Human Resources Committee expressed its view that it would be willing to consider an amendment to Mr. Reed’s employment agreement pursuant to which Mr. Reed would be offered the opportunity to elect that the SERP benefit would be invested in shares of Company common stock through open market purchases of common stock by a rabbi trust. At subsequent meetings, the Board of Directors discussed the deliberations of the Human Resources Committee and noted their support for the possible amendment. Thereafter, on December 18, 2008, following approval by the Human Resources Committee and the Board of

Directors on December 17, 2008, the Company and Mr. Reed entered into an amendment to Mr. Reed’s employment agreement. The amendment provides Mr. Reed with the option of making an irrevocable election to invest his SERP benefit in Company common stock, which election Mr. Reed has since made. The investment will be made by a rabbi trust to which the Company will transfer cash in an amount equal to the current balance of the SERP benefit. The independent trustee of the rabbi trust will purchase shares of Company common stock in the open market as soon as reasonably practicable in compliance with applicable law. To the extent that the shares owned by the rabbi trust are entitled to vote on any matter, the rabbi trustee will be entitled to vote such shares.
     On December 22, 2008 the aggregate SERP benefit was approximately $4.4 million, of which $3.9 million was vested and $0.5 million was unvested. At current market prices, the rabbi trust would purchase approximately 1% of the Company’s common stock. After making the irrevocable election, Mr. Reed is only entitled to a distribution of the Company common stock held by the rabbi trust in satisfaction of his SERP benefit. The Company believes that the ownership of shares of common stock by the rabbi trust and the distribution of those shares to Mr. Reed in satisfaction of his SERP benefit will meet the requirements of Emerging Issues Task Force Issue No. 97-14, “Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested” so that the Company will not recognize any increase or decrease in expense as a result of subsequent changes in the value of the Company common stock.
     The amendment to the employment agreement also notes changes to Mr. Reed’s titles; he serves as Chairman of the Board and Chief Executive Officer and no longer serves as President.
     The foregoing description of the amendments to Mr. Reed’s employment agreement is qualified in its entirety by reference to the full text of the amendment which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
          (d)    Exhibits

10.1
Agreement between Gaylord National, LLC and Perini/Tompkins Joint Venture, dated as of May 9, 2005, relating to the construction of the Gaylord National, including certain amendments thereto (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, Exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 5, 2006, Exhibit 10.2 to the Company’s Current Report on Form 8-K dated October 31, 2006, Exhibits 10.2, 10.3 and 10.4 to the Company’s Current Report on Form 8-K dated April 18, 2007, Exhibit 10.2 to the Company’s Current Report on Form 8-K dated May 11, 2007, Exhibit 10.2 to the Company’s Current Report on Form 8-K dated June 26, 2007 and Exhibits 10.2, 10.3 and 10.4 to the Company’s Current Report on Form 8-K dated February 7, 2008.

10.2	Amendment Number 33 to the Agreement between Gaylord National, LLC and Perini/Tompkins Joint Venture, effective as of November 26, 2008.

10.3	First Amendment to Executive Employment Agreement, dated as of December 18, 2008, by and between the Company and Colin V. Reed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: December 23, 2008	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Executive Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

10.1
Agreement between Gaylord National, LLC and Perini/Tompkins Joint Venture, dated as of May 9, 2005, relating to the construction of the Gaylord National, including certain amendments thereto (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, Exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 5, 2006, Exhibit 10.2 to the Company’s Current Report on Form 8-K dated October 31, 2006, Exhibits 10.2, 10.3 and 10.4 to the Company’s Current Report on Form 8-K dated April 18, 2007, Exhibit 10.2 to the Company’s Current Report on Form 8-K dated May 11, 2007, Exhibit 10.2 to the Company’s Current Report on Form 8-K dated June 26, 2007 and Exhibits 10.2, 10.3 and 10.4 to the Company’s Current Report on Form 8-K dated February 7, 2008.

10.2	Amendment Number 33 to the Agreement between Gaylord National, LLC and Perini/Tompkins Joint Venture, effective as of November 26, 2008.

10.3	First Amendment to Executive Employment Agreement, dated as of December 18, 2008, by and between the Company and Colin V. Reed.

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